Exhibit 10.1
IBM SUPPLEMENTAL EXECUTIVE RETENTION PLAN
(Effective as of January 1, 2009, as amended)

AMENDMENT No. 2

Instrument of Amendment

Article 2x. of the IBM Supplemental Executive Retention Plan is amended, effective December 31, 2023, to read in its entirety as follows:

“IBM Personal Pension Plan - the plan which amends and restates the terms of the IBM Retirement Plan effective as of January 1, 1995; provided, however, that any reference to the IBM Personal Pension Plan shall not take into account any accruals under such plan on and after January 1, 2024 (other than accruals that occur solely on account of a disability that occurred prior to January 1, 2008).”